POWIN CORPORATION

6975 SW Sandburg Road, Suite 326

Tigard, OR 97223

Oct l2, 2009

Dear Mr. Ronald Horne,

Powin Corporation (the "Company") is pleased that you have chosen to work for the Company as an employee. The purpose of this letter is to formally memorialize your existing employment agreement with the Company on the following terms:

(1)

Position. You will serve as the CFO of the Company. You will report directly to the Mr. Joseph Lu and Board of Directors of the Company. By signing this letter agreement ("Agreement"), you represent and warrant to the Company that you are under no contractual commitments that will be inconsistent with your obligations to the Company, excepting those obligations discussed herein, which by virtue of this Agreement, are deemed consistent with your obligations to the Company.

(2)

Salary and Benefits. You will be paid a salary at the annual rate of $82,400.00, payable in monthly installments in accordance with the Company's standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company's employee compensation policies applicable to senior executives, as in effect from time to time.

You will be entitled to participate in all benefits generally available to the Company's employees, including medical insurance program. You will also be entitled to 7 days of vacation after one year of service.

(3)

 Bonus. In addition to the compensation referenced above, you may receive a yearly cash bonus based on company performance.

(4)

Proprietary Information Agreement. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard proprietary information and/or confidentiality agreement upon commencement of your employment.

(5)

Termination of Employment.

(a)

 By Death. Your employment shall terminate automatically upon your death. The Company shall pay to your beneficiaries or estate, as appropriate, any compensation then due and owing, including payment for accrued bonus, unused vacation, expense reimbursement, if any, and any other benefits provided under this Agreement. Thereafter, all obligations of Company under this Agreement shall cease. Nothing in this Section 5(a) shall affect any entitlement of your heirs to the benefits of any life insurance plan or other applicable benefits.

(b)

By Disability. For purposes of this Agreement, "disability" means you have a mental or physical impairment that is expected to result in death or that has lasted or is expected to last for a continuous, period of three (3) months or more and that causes you to be unable to perform your duties under this Agreement or to be engaged in any substantial gainful activity. If you experience such a disability, then, to the extent permitted by law, the Company may terminate your employment upon sixty (60) days' advance written notice. Termination by disability shall be determined by a physician selected by the Board of Directors. If such physician is unable to schedule an appointment with you within ten business days of the Board of Directors' written request, the Board of Directors, at its sole discretion, is authorized to determine whether your disability has occurred. The Company shall pay you all compensation to which you are entitled up through the last business day of the notice period, including payment for accrued unused vacation, expense reimbursement, if any, and any other benefits provided under this Agreement; thereafter, all obligations of Company under this Agreement shall cease. Nothing in this Section 5(b) shall affect your rights under any applicable Company disability plan.

(c)

 By Either Party With or Without Cause. At any time, either your or the Company may terminate the employment with or without cause by providing you written notice of such termination. In such event, the Company shall pay you all compensation and benefits due and owing, including payment for accrued bonus, unused vacation, expense reimbursement, and any other benefits provided in this Agreement through the last day actually worked; thereafter, all of Company's obligations under this Agreement shall cease.

(6)

 Confidential Information. You acknowledge that the confidential and proprietary information, observations and data of the Company obtained by you during the course of your performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company, including information concerning acquisition opportunities in or reasonably related to the Company's business or industry of which you become aware during the term of this Agreement. Therefore, you agree that you will not disclose to any unauthorized person outside the ordinary course of business or use for your own account any of such information, observations or data without the Company's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of your acts or omissions to act. You agree to deliver to the Company at the termination of this Agreement, or at any other time the Company may reasonably request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliate-, (including, without limitation, all acquisition prospects, lists and contact information) which you may then possess or have under your control.

(7)

Noncompetition and Nonsolicitation.

(a)

Noncompetition. You acknowledge that in the course of your employment with the Company you will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that your acquired knowledge will be of special and unique Value to the Company. Therefore, you agree that, during the term of this Agreement and for one year thereafter (the "Noncompete Period"), you shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business that provides services similar or identical to the services provided by the Company or any of its affiliates at the time of such termination.

(b)

 Nonsolicitation. During the term of this Agreement and the Noncompete Period, you shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates, or in any way interfere with the relationship between the Company or any of its affiliates and any such employee thereof, (ii) hire or engage, or offer to hire or engage, any employee of the Company or any of its or affiliates, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its affiliates to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its affiliates.

(c)

 Enforcement  If, at the time of enforcement of Section 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise tile restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because your services are unique and because you have access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to anycourt of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(8)

Entire Agreement. This Agreement contains all of the terms of your employment with the Company and supersedes any prior understandings or agreements. whether oral or written, between you and the Company.

(8)

Withholding Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

(9)

Amendment and Governing Law. This Agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this Agreement, and the resolution of any disputes arising pursuant hereto, will be governed by Oregon law.

(10)

Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(11)

Complete Agreement. This Agreement, the exhibits attached hereto, those documents expressly referred to herein and other documents executed by the Company and Executive of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Of Course, as required by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States. As I mentioned before, we are pleased with your decision to work as an employee for Powin Corporation

Very truly yours,

POWIN CORPORATION

By:  /s/  Joseph Lu

Name: Joseph Lu

Title: President

I have read and accept this employment offer:

Signature  /s/ Ronald Horne

Dated  11/23/2009